Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Announces Pricing of Senior Notes Offering
Kansas City, Mo., November 14, 2019 – Kansas City Southern (“KCS”) (NYSE: KSU) today announced the pricing of $425.0 million in aggregate principal amount of its 2.875% Senior Notes due 2029 and $425.0 million in aggregate principal amount of its 4.200% Senior Notes due 2069 pursuant to its shelf registration statement filed with the Securities and Exchange Commission. The offering is expected to close on November 18, 2019. KCS intends to use the net proceeds to make payments under the Accelerated Share Repurchase Agreements (“ASR Agreements”), to redeem all, or a portion of, the 2.35% Senior Notes due 2020 of KCS and Kansas City Southern de México, S.A. de C.V. and for general corporate purposes. KCS has entered into ASR Agreements with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC to repurchase an aggregate of $550.0 million of KCS’s common stock in connection with the $2.0 billion share repurchase program announced on November 12, 2019.
This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Headquartered in Kansas City, Mo., KCS is a transportation holding company that has railroad investments in the U.S., Mexico and Panama. Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S. KCS’s international holdings include Kansas City Southern de México, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in the Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal. KCS’s North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.

This news release contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur. Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements. Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof. Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the effects of adverse general economic conditions affecting customer demand and the industries and geographic areas that produce and consume the commodities KCS carries; the adverse impact of any termination or revocation of the rail concession of KCS’s subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’s technology infrastructure, including its computer systems; natural events such as severe weather, fire, floods, hurricanes, earthquakes or other disruptions to KCS’s operating systems, structures and equipment or the ability of customers to produce or deliver their products;market and regulatory responses to climate change; legislative and regulatory developments and disputes or revisions of controlling authority; compliance with environmental regulations; rail accidents or other incidents or accidents on KCS’s rail network or at KCS’s facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; the effects of fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; changes in labor costs and labor difficulties, including strikes and work stoppages affecting either operations or customers’ abilities to deliver goods for shipment; acts of terrorism or risk of terrorist activities; war or risk of war or other acts of violence or crime or risk of such activities; domestic and international economic, political and social conditions; the effects of the North American Free Trade Agreement, on the level of trade among the United States, Mexico and Canada; the level of trade between the

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United States and Asia or Mexico; the effects of fluctuations in the peso-dollar exchange rate; the effect of increased demand for KCS’s services exceeding network capacity or traffic congestion on operating efficiencies and service reliability; the outcome of claims and litigation involving KCS or its subsidiaries; uncertainties regarding any future claims and litigation; and other factors affecting the operation of the business. More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’s Annual Report on Form 10-K for the year ended December 31, 2018 (File No. 1-4717) and subsequent reports. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. KCS is not obligated to update any forward-looking statements to reflect future events or developments.

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